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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2005

P.F. Chang’s China Bistro, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15210 N. Scottsdale Road, Suite 300 Scottsdale, Arizona (Address of principal executive offices)	85254 (Zip Code)

Registrant’s telephone number, including area code (602) 957-8986

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 99.1

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 5, 2005, a press release was issued announcing the appointment of R. Michael Welborn as Executive Vice President and Chief Administrative Officer of P.F. Chang’s China Bistro, Inc. (the “Company”), effective June 1, 2005. Mr. Welborn will report to Richard L. Federico, Chairman and Chief Executive Officer of the Company, and continue to serve on the Company’s Board of Directors.

Mr. Welborn has served as a director of the Company since August 1996, and has over 25 years of experience in financial services, most recently as Executive Vice President for Bank One Corporation, a national bank, from January 1996 through July 2004. From September 1993 to December 1995, he served as Managing Director of The Venture West Group, a merchant bank. From May 1988 to September 1993, Mr. Welborn served as Chairman of Citibank of Arizona. Mr. Welborn also serves on the board of directors of a private company.

There are no family relationships between Mr. Welborn and any other director or executive officer of the Company or any other person nominated or chosen to become a director or executive officer of the Company.

The employment agreement between Mr. Welborn and the Company will be filed after it becomes finalized. The press release regarding Mr. Welborn’s appointment is attached hereto as Exhibit 99.1, and, in addition to this Report on Form 8-K and pursuant to General Instruction B.2 of Form 8-K, is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	May 5, 2005 Press Release by P.F. Chang’s China Bistro, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: May 10, 2005	/s/ Kristina K. Cashman
Kristina K. Cashman
Chief Financial Officer

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Index to Exhibits

Exhibit No.	Description

99.1	May 5, 2005 Press Release by P.F. Chang’s China Bistro, Inc.